Exhibit 99.2

TEXT OF EMAIL SENT ON APRIL 21, 2005 BY RAJEEV MADHAVAN, CHAIRMAN AND CEO, TO

MAGMA EMPLOYEES

Dear Magma Employee:

I am pleased to announce that Magma’s Board of Directors has authorized, subject to stockholder approval, an employee Stock Option Exchange Program to replace certain existing “underwater” options with options whose exercise price is better aligned with current market conditions. If our stockholders approve this Program, eligible employees who hold stock options with a per share exercise price of $10.50 or greater will be able to exchange those options for a lesser number of new options, based on the exchange ratios shown in the “Questions and Answers” section below. The replacement stock options will have an exercise price equal to the fair market value of Magma common stock on the date the replacement options are granted (anticipated to be in August 2005, assuming stockholder approval is obtained). Magma’s directors and executive officers will not be eligible to participate in the Stock Option Exchange Program.

The Stock Option Exchange Program must be approved by Magma’s stockholders in order for it to proceed. We expect that our stockholders will vote on the Program at a special stockholder meeting, which we expect to hold in June or July 2005. If our stockholders approve the Program, we expect to distribute a document that will contain the terms and conditions of the Program (referred to as the “Offer to Exchange”) to eligible employees shortly after the special stockholder meeting. Eligible employees will then have at least 20 business days after the distribution of the Offer to Exchange to elect to exchange their existing options. Replacement options will be granted in August 2005 to those eligible employees who elect to participate in the Program.

Magma has not yet commenced the Program, and the dates set forth above are subject to change. As part of the process of submitting the Program for approval by our stockholders, Magma will be filing proxy materials with the U.S. Securities and Exchange Commission (“SEC”) that will contain further details about the Program. If our stockholders approve the Program, a tender offer statement on Schedule TO, the Offer to Exchange, the form of Election to Participate and related materials will also be filed with the SEC. Once these documents have been filed with the SEC, you will be able to obtain them free of charge from the Investor Relations section of Magma’s website at http://investor.magma-da.com/home.cfm and from the SEC’s website at www.sec.gov. Magma will also distribute the Offer to Exchange, the form of Election to Participate and related materials to each eligible employee. When they become available, you should read the proxy materials, Schedule TO, the Offer to Exchange, the form of Election to Participate and related materials carefully because they will contain important information. This email does not constitute an offer to exchange, buy or sell stock options or Magma’s common stock and is being sent to you for informational purposes only.

The Questions and Answers below are designed to address some of the initial questions you may have about the Program. If the Program is approved by our stockholders, we will hold informational meetings and/or provide other forums to answer additional questions you may have at that time.

Thank you for your continued service to Magma.

Rajeev Madhavan

CEO and Chairman of the Board of Directors of Magma Design Automation, Inc.

Questions and Answers about the proposed Stock Option Exchange Program

How do I participate in the Program?

We have not yet begun the Program, so you do not need to take any action now. If stockholders approve the Program, eligible Magma employees will receive additional information, including the Offer to Exchange, which will set forth the full terms and conditions of the Program, including procedures for exchanging your options for replacement options.

Who will be eligible to participate in the Program if our stockholders approve it?

Magma employees, other than executive officers, who are employed by Magma both on the date when the Program commences and when the Offer to Exchange expires and who hold options with an exercise price of $10.50 or greater will be eligible to participate in the Program. Participation will be subject to the terms and conditions specified in the Offer to Exchange and related documents. Directors are not eligible to participate in the Program. Employees who meet the eligibility requirements at the commencement of the Program but do not satisfy these requirements on the expiration date will not be eligible to exchange their existing options for replacement options. The expiration date of the Offer to Exchange is currently expected to be sometime in August 2005, but this date is subject to change.

What if our stockholders do not approve the Program?

If our stockholders do not approve it, the Program will not proceed, and your old stock options will continue under their existing terms and conditions.

If I have options that are eligible for exchange, do I have to exchange them for replacement options?

No. Your participation in the Program is entirely voluntary. Once the Program begins (assuming it is approved by our stockholders), you may exchange all, some, or none of your eligible options. However, if you choose to exchange options from a particular grant, you must exchange all options in that grant.

How many replacement options will I receive for each old option I exchange?

That depends on the exercise price of the old options you exchange. Options will be exchanged according to exchange ratios that are intended to reflect the lower value of the higher-priced options surrendered for exchange, and the higher value of the replacement options which will have a per share exercise price equal to the fair market value of Magma’s common stock on the date of the grant. Since options with lower exercise prices have more value than options with higher exercise prices, the higher the exercise price of the options you exchange, the fewer replacement options you will receive. The Program’s exchange ratios are shown in the following table.

If the exercise price of your current option is....	...your exchange ratio is…

greater than $25.00	5 old options for 3 new options
from $20.01 to $25.00	20 old options for 13 new options
from $15.01 to $20.00	10 old options for 7 new options
from $10.50 to $15.00	4 old options for 3 new options

For example, if you have options to purchase 5,000 shares at $16 per share and you exchange them for new options, you will receive 3,500 new options at a price per share equal to the fair market value of Magma’s common stock on the date the replacement options are granted.

Will my replacement options have the same vesting schedules as the options I exchange?

No. All replacement options issued in the Program, including replacement options exchanged for old, fully vested options, will have a new vesting schedule. The vesting schedule of replacement options will depend on how long you have been employed by Magma, as shown in the following table:

If you have been employed by Magma…	…then your vesting schedule will be…

<2 years	48 months: 6 month cliff, monthly thereafter
2 to 3 years	36 months: 6 month cliff, monthly thereafter
>3 years	24 months: 6 month cliff, monthly thereafter

Will the replacement options have a ten year term like my existing options do?

No. All replacement options will expire five years after grant.

I currently have incentive stock options. Will my new options be incentive stock options?

No. All replacement options will be non-qualified stock options. Please consult with your tax advisor regarding the differences in the tax treatment of incentive stock options versus non-qualified stock options.

If I elect to exchange options, will the exchange itself subject me to any income taxes?

No. The exchange of options under the Program should be treated as a non-taxable exchange to you.

When will I know the exercise price of my replacement option grants?

The exercise price of the replacement options will equal the fair market value of Magma common stock on the date the replacement options are granted, which we currently anticipate to be in August 2005 (this date is subject to change). The fair market value is equal to the closing price per share of Magma common stock on the Nasdaq Stock Market on the date the replacement options are granted.

How do I know if I am eligible to participate? How do I find out how many eligible options I have and what their exercise prices are?

We will provide you with this information when we commence the Program. In addition, you can view your current option data at www.e-trade.com.

What will happen if I do not participate in the Program?

Nothing will change. All of your current stock options will continue to be valid and will continue to vest provide you remain employed at Magma. The exercise price, vesting schedule and other terms and conditions applicable to your current options will not change.

PLEASE NOTE: When they become available, you should read the proxy materials, Schedule TO, the Offer to Exchange, the form of Election to Participate and related materials carefully because they will contain important information. This email does not constitute an offer to exchange, buy or sell stock options or Magma’s common stock, and is being sent to you for informational purposes only.